SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Sorrento Therapeutics, Inc.

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(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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6042 Cornerstone Ct. West, Suite B

San Diego, California 92121

SUPPLEMENT TO THE NOTICE AND PROXY STATEMENT DATED JULY 31, 2012

Dear stockholder:

On or about August 2, 2012, we sent you a notice of meeting and proxy statement, dated July 31, 2012 (the “proxy statement”), regarding the annual meeting of stockholders of Sorrento Therapeutics, Inc., which is currently scheduled to be held on September 6, 2012 at 10:00 a.m., local time, at our corporate headquarters located at 6042 Cornerstone Ct. West, Suite B, San Diego, California 92121. After careful consideration and review of the recent development described below, we feel it is necessary to provide you with an update concerning the proposal to be considered at the annual meeting relating to the election of directors.

The record date for the determination of stockholders who are entitled to notice of and to vote at our annual meeting is July 13, 2012, which is the same record date specified in the proxy statement. This supplement, which is expected to first be mailed or given on or about August 31, 2012 to certain shareholders as of the close of business on July 13, 2012, supplements, and in certain cases amends, the information contained in the proxy statement we previously provided to you.

Acknowledgment of Receipt of Director Nominations

As described in greater detail in the proxy statement we previously sent you, our board of directors has nominated each of our seven current directors - Henry Ji, Ph.D., Glenn L. Halpryn, Jane H. Hsiao, Ph.D., M.B.A., Curtis Lockshin, Ph.D., Kim D. Janda, Ph.D., M. Scott Salka and Diane D-S. Tang-Liu, Ph.D. – for re-election at the annual meeting, in each case for a term expiring at our 2013 annual meeting of stockholders. The board of directors again recommends that you vote your shares FOR all seven of the director candidates nominated by the board of directors. We note that each of these seven individuals is a highly qualified and experienced director with significant leadership experience derived from his or her professional experience and service as executives or board members of other corporations. See the section of the proxy statement entitled “Proposal 1: Election of Directors” for further information regarding the background and experience of each of these seven director nominees.

Subsequent to the filing and mailing of the proxy statement, we received notice from Ernst-Günter Afting Ph.D., M.D. of his intention to nominate a new slate of directors for election to our board of directors at the annual meeting. In addition to Henry Ji, Ph.D., Kim D. Janda, Ph.D. and M. Scott Salka, three of our current directors who were also nominated for re-election by our board, Dr. Afting’s slate contains four new director nominees that are not on our slate. The board of directors has not approved or endorsed the four new director nominees proposed by Dr. Afting. You may receive an opposing proxy statement and YELLOW proxy card and letters or other proxy solicitation materials from Dr. Afting. The board of directors strongly urges you NOT to sign or return the YELLOW proxy card that Dr. Afting may send to you. Even a “WITHHOLD” vote with respect to Dr. Afting’s nominees on his proxy card will cancel any previously submitted proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to Dr. Afting or his proposed slate contained in any proxy solicitation materials filed or disseminated by Dr. Afting or any other statements that he may otherwise make.

We have previously provided you with a WHITE proxy card. Even if you sign a YELLOW proxy card sent to you by Dr. Afting, you have the right to change your vote by using the WHITE proxy card sent to you by us. Only the latest dated proxy card you vote will be counted.

The board of directors notes that it is committed to acting in the best interests of the company and all of its stockholders, and continues to be receptive to productive dialogue with our stockholders. We remain committed to enhancing stockholder value and will evaluate all nominees and make recommendations that we believe are in the best interests of our stockholders.

Sincerely,

Chairman of the Board

INFORMATION CONCERNING OUR SOLICITATION OF PROXIES AND PARTICIPANTS IN OUR

SOLICITATION OF PROXIES

We will pay all of the costs of soliciting proxies for the election of our director nominees. Excluding costs represented by the amount normally expended by us for a solicitation for an election of directors in the absence of a contest, the total amount estimated to be spent by us in connection with the solicitation of proxies for the election of our director nominees is approximately $45,000, of which approximately $27,500 has been incurred as of the date of this supplement.

Under applicable Securities and Exchange Commission rules and regulations, our seven current directors (each of whom has been nominated by our board of directors for re-election at the annual meeting) are deemed to be “participants” in our solicitation of proxies. None of our officers or employees have been employed to solicit proxies or otherwise may be deemed to be “participants” in our solicitation of proxies, other than Henry Ji, Ph.D., who is deemed to be a “participant” in our solicitation of proxies as a result of his service on our board of directors.

The following sets forth the name and principal business address of each of our seven current directors, as well as certain additional information with respect to each of these individuals.

Our Directors/Director Nominees

Name	Business Address
Henry Ji, Ph.D.	6042 Cornerstone Court, Suite B, San Diego, CA 92121

Glenn L. Halpryn	4400 Biscayne Blvd, Suite 950, Miami, FL 33137

Jane H. Hsiao, Ph.D., M.B.A.	4400 Biscayne Blvd, 15th Floor, Miami, FL 33137

Curtis Lockshin, Ph.D.	4400 Biscayne Blvd, 15th Floor. Miami, FL 33137

Kim D. Janda, Ph.D.	The Scripps Research Institute 10550 N. Torrey Pines Rd. La Jolla, CA 92037

M. Scott Salka	PO Box 3577 Rancho Santa Fe, CA 92067

Diane D-S. Tang-Liu, Ph.D.	2525 Dupont Dr. Irvine, CA 92612

See the section of the proxy statement entitled “Proposal 1: Election of Directors” for additional information regarding the current employment and business experience of each of our directors.

Information Concerning Holdings of Our Securities By Participants

Other than as amended below, see the section of the proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” for information regarding the beneficial ownership of shares of our common stock by each of our directors.

The number of shares reported for Dr. Henry Ji, Ph.D. in the Beneficial Ownership of Common Stock table in our proxy statement incorrectly stated that he held 58,404,032. The correct beneficial ownership number for Dr. Ji is 58,479,532 as indicated in the table below.

The Beneficial Ownership of Common Stock table is amended by deleting the line for Dr. Henry Ji and replacing it with the following:

Name of Beneficial Owner	Number of Shares		Percentage of Class
Dr. Henry Ji, Director, Chief Scientific Officer and Secretary	58,479,532	(1)	19.5%
M. Scott Salka, Director	0		*
Diane D-S. Tang-Liu, Ph.D., Director	0		*

*	Less than 1%
(1)

Comprised of 75,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 13, 2012, 6,250,000 deemed to be beneficially owned by Dr. Ji in his capacity as one of three controlling persons in the Hongye SD Group, LLC and 52,154,032 shares of common stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees’ and the trusts’ assets, including voting and dispositive power over the shares of common stock held by the family trusts.

Information Concerning Transactions In Our Securities By Participants During the Past Two Years

Henry Ji, Ph.D.:

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	250,000	$0	N/A

Company Common Stock	2012-05-15	Buy(1)	6,250,000	$0.16	-$1,000,000.00

Company Common Stock	2012-05-25	Acquired Beneficial Ownership(2)	9,000,000	$0	N/A

(1)	Dr. Ji serves as a managing director of Hongye SD Group, LLC which purchased 6,250,000 shares of Common Stock from the Company.
(2)	On May 25, 2012 Dr. Ji became a co-trustee of the Irrevocable Trust for the benefit of his three children.

Glenn L. Halpryn:

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2010-11-29	Grant of Options with Exercise Price of $0.14/share	30,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2011-04-15	Grant of Options with Exercise Price of $0.14/share	7,500	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	140,000	$0	N/A

Jane H. Hsiao, Ph.D., M.B.A.:

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2010-11-29	Grant of Options with Exercise Price of $0.14/share	20,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2011-04-15	Grant of Options with Exercise Price of $0.14/share	7,500	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	50,000	$0	N/A

Curtis Lockshin, Ph.D.:

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2010-11-29	Grant of Options with Exercise Price of $0.14/share	35,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2011-04-15	Grant of Options with Exercise Price of $0.14/share	2,500	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	75,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-07-20	Grant of Options with Exercise Price of $0.16/share	15,000	$0	N/A

Kim D. Janda, Ph.D.:

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2011-04-15	Grant of Options with Exercise Price of $0.14/share	47,500	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2011-09-28	Grant of Options with Exercise Price of $0.14/share	200,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-06	Grant of Options with Exercise Price of $0.16/share	75,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-07-20	Grant of Options with Exercise Price of $0.16/share	25,000	$0	N/A

M. Scott Salka:

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-23	Grant of Options with Exercise Price of $0.16/share	60,000	$0	N/A

Call Option (right to buy)	2012-05-15	Grant of Options with Exercise Price of $0.16/share(1)(2)	300,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-07-20	Grant of Options with Exercise Price of $0.16/share	15,000	$0	N/A

(1)

Mr. Salka purchased the call option (the “Option”) for no consideration pursuant to a grant of such Option made by SDL Ventures, LLC, which is controlled by Donald R. Scifres, Ph.D. on May 15, 2012. The Option entitles Mr. Salka to purchase shares of the Company for $0.16 per share, subject to vesting, as described in footnote 2. The common stock of Sorrento underlying the Option may be deemed to have been purchased on December 29, 2011 by Donald R. Scifres 2011 Annuity Trust, which is controlled by Dr. Scifres, for a purchase price of $0.16 per share.

(2)

One third of the shares underlying the Option shall vest on February 15, 2013, subject to Mr. Salka’s continuous service on Sorrento’s board of directors through such date, and the remainder of the shares underlying the Option shall vest in equal monthly installments over the remaining 24 months thereafter, subject to Mr. Salka’s continuous service on Sorrento’s board of directors through each such vesting date.

Diane D-S. Tang-Liu, Ph.D.:

Description	Date (yyyy-mm-dd)	Buy or Sell	Quantity	Price	Purchase Price/ Proceeds
Non-Qualified Options to Purchase Shares of Company Common Stock	2012-07-20	Grant of Options with Exercise Price of $0.16/share	15,000	$0	N/A

Non-Qualified Options to Purchase Shares of Company Common Stock	2012-02-23	Grant of Options with Exercise Price of $0.16/share	60,000	$0	N/A

Information Concerning the Beneficial Holdings of Company Securities by Participants’ Associates

Associates of Henry Ji, Ph.D.

Associate Name	Associate Address	Kind of Security	Number of Securities
Nancy N. Zhang	13300 Long Leaf Drive, Clarksville, MD 21029	Common Stock	150,000

Jiang Li	13300 Long Leaf Drive, Clarksville, MD 21029	Common Stock	150,000

Other Information Concerning Participants

Other than as set forth in the proxy statement or in this supplement, (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the company; (iii) no participant in this solicitation owns any securities of the company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the company during the past two years; (v) no part of the purchase price or market value of the securities of the company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company; (ix) no participant in this solicitation or any of his or her associates was a party to any transaction, or series of similar transactions, since the beginning of the company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; and (x) no participant in this solicitation or any of his her associates has any arrangement or understanding with any person with respect to any future employment by the company or its affiliates, or with respect to any future transactions to which the company or any of its affiliates will or may be a party.